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                                                                     Exhibit 2.3

CONFIDENTIAL

                          Software License Agreement

This Software License Agreement ("Agreement"), is entered into by and between Cisco Systems, Inc. ("CISCO"), a California corporation, having a principal place of business at 170 West Tasman Drive, San Jose, CA 95134-1706 and CAIS, Inc. ("LICENSEE"), a Virginia corporation, having a principal place of business at 1255 22/nd/ Street, N.W., Washington, DC 20037.

WHEREAS, pursuant to that certain asset purchase agreement (the "Purchase Agreement") executed on October __, 2000, by, inter alia, CISCO, LICENSEE, CAIS Internet, Inc. ("CII") and CAIS Software Solutions, Inc. ("CSS"), CISCO is acquiring from CSS and LICENSEE and CSS and LICENSEE is selling to CISCO certain business assets.

WHEREAS, pursuant to the Purchase Agreement, CISCO is acquiring from CSS and CSS is selling to CISCO certain Software (as defined herein).

WHEREAS, prior to CISCO's acquisition of the Software from CSS, CSS licensed to LICENSEE a specified number of object code copies of the Software.

WHEREAS, CISCO and LICENSEE (together, the "parties") desire that CISCO relicense to LICENSEE a specified number of object code copies of the Software that were originally licensed to LICENSEE by CSS, subject to the terms and conditions of this Agreement.

WHEREAS, the Agreement shall become effective as of _________, the Closing Date as defined in the Purchase Agreement ("Effective Date").


NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter expressed, the parties do mutually agree as follows:


1.   Definitions.
     ------------

     1.1. "Customer"  means the person or entity having ownership or control
           --------
over any Site with which LICENSEE has entered into an agreement prior the Effective Date to provide Internet Access.

     1.2. "Internet Access" means the services offered by LICENSEE to the
           ---------------
     Customer whereby LICENSEE enables the Customer's Site with high speed Internet access through the Software.

     1.3. "Order Form"  means a written form, substantially in the form of
           ----------
     Exhibit C, separately agreed upon by both parties, that describes services ordered.

     1.4. "Site" means a hotel, apartment complex, facility, or any other
           ----
     properties.

     1.5. "Software" means the software product(s) listed on Exhibit A and any
           --------
     updated, improved, or otherwise modified versions, releases or upgrades of such a program and any related materials, in machine readable and/or printed form, licensed to LICENSEE by CISCO under this Agreement.

     1.6. "Software Maintenance" means maintenance, or technical support or any
           --------------------
     other services offered by Cisco as set forth in Exhibit B attached hereto.

     1.7. "System" means a combination of computer hardware and peripheral
           ------
     devices, operating system software, device drivers, 3rd party software programs, and computer graphic elements combined with the Software, as defined in Section 1.3.

2.   License Grant.  Subject to the terms and conditions of this Agreement,
     -------------
     CISCO hereby grants to LICENSEE a non-transferable, nonexclusive, royalty free, fully paid-up right to use up to 1,500 copies, in object code form only, of the Software in providing Internet Access to Customers for the Term (as defined herein). The licenses granted pursuant to this Agreement will be only for one computer per object code copy of the Software.

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CONFIDENTIAL


3.   License Restrictions.  LICENSEE shall not copy the Software except that it
     --------------------
     may make one copy of the Software, in object code form only, solely for backup purposes; CISCO shall have no support obligations with respect to such backup copy. LICENSEE shall not (i) except as specifically provided in
     Section 17.2 of the Agreement, transfer, assign or sublicense its license rights to any other person or entity, and any such attempted transfer, assignment or sublicense shall be void; (ii) modify, incorporate into other software or create a derivative work of any part of the Software, or (iii) decompile, decrypt, reverse engineer, disassemble or otherwise reduce the Software to human-readable form to gain access to trade secrets or confidential information in the Software; (iv) redeploy or transfer any copy of the Software from providing Internet Access to one Customer or at one Customer's Site to providing Internet Access to another Customer or at another Customer's Site; (v) except in case of malfunctioning or defective computer hardware or system, transfer any copy of the Software from the computer hardware or system which such copy of the Software was installed or deployed as of the Effective Date to any other computer hardware or system; or (vi) export the Software or any copy or direct product thereof out of the United States except in compliance with any applicable export laws and regulations. LICENSEE recognizes and agrees that any breach of the preceding restrictions by LICENSEE shall constitute a material breach of this Agreement by LICENSEE, and, at the option of CISCO, shall result in immediate termination of all rights and licenses granted under this Agreement. LICENSEE further recognizes and agrees that nothing herein shall be construed as prohibiting CISCO from pursuing any and all remedies in the event of such breach or violation, and CISCO hereby expressly reserves such rights and remedies.

4.   Branding. Upon and pursuant to CISCO's written request, LICENSEE shall
     --------
     place CISCO's "POWERED BY IPORT(TM)" trademark, shown below or as provided to LICENSEE by CISCO, configured as an active hyperlink to CISCO's Web site, http://www.cisco.com, on the first and second screens of the installed system such that the end user will view the mark in a 800x600 screen without scrolling down, and the mark is at least as large as the dimensions shown below:

                          [LOGO OF POWERED BY IPORT]

5.   Copyright Notice/Cisco Branding. LICENSEE shall take reasonable steps to
     -------------------------------
     ensure that all copies of the Software in LICENSEE's possession or control incorporate copyright and other proprietary notices in the same manner that CISCO incorporates such notices in the Software or in any manner reasonably requested by CISCO. LICENSEE agrees and acknowledges that the "IPORT" mark (a registered Trademark of CISCO), and any variations thereof and certain other service marks, trademarks and trade names, and the goodwill therein, and that all licensed use of any of said marks by or on behalf of LICENSEE shall inure solely to the benefit of CISCO. LICENSEE shall have no claim or right in the name, logo, trademarks, or other marks ("Marks") of Cisco. LICENEE shall not make any claim to the Cisco Marks or lodge any filings with respect to such Marks or marks confusingly similar to the Marks, whether on behalf of CISCO or in its own name or interest, without prior written consent of CISCO. Upon CISCO's written request, LICENSEE shall immediately discontinue its use, if any, of any Cisco Mark.

6.   Ownership and Proprietary Rights.  LICENSEE represents, warrants,
     --------------------------------
     acknowledges and agrees that CISCO has and will retain all right, title and interest, and all ownership, in and to the Software and documentation thereof, including but not limited to all patent, copyright, trade secret, proprietary and other intellectual property rights in the Software and any modifications and/or derivative works thereof. CISCO reserves the sole right to modify and update the Software. LICENSEE will not take any action that might impair or challenge in any way any right, title or interest of CISCO in any such CISCO intellectual property rights. LICENSEE must not alter or remove CISCO trade names, trademarks or copyright notices and any other proprietary notices or trademarks on each installed copy and on the backup copies.

7.   Term and Termination. Unless earlier terminated as provided herein, the
     --------------------
     term of the Agreement will be for a period of five (5) years from the Effective Date. The term of licenses granted under this Agreement will be for a period of up to 5 years from the Effective Date. The license term of each copy of the Software shall terminate on the earlier of 5 years from the Effective Date or upon the termination or expiration of the then-current term of the agreement between LICENSEE and a certain Customer pursuant to which LICENSEE was using such copy of the Software to provide Internet Access to that certain Customer. Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days notice if the other party fails to comply with any material provision of this Agreement and such failure is not cured within 30 days of written notice thereof to the non-complying party

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8.   Effect of Termination.
     ---------------------

     (a) Upon termination of the Agreement, LICENSEE will immediately discontinue use of the Software and destroy or return to CISCO any and all copies of the Software and any Confidential Information in the possession of LICENSEE or LICENSEE's Customer(s) and certify to CISCO in writing within five (5) business days after termination that LICENSEE has destroyed or has returned to CISCO the Software and the Confidential Information. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Termination of this Agreement will not limit either party from pursuing any other remedies available to it, including injunctive relief, nor will such termination relieve LICENSEE of its obligation to pay all fees that accrued prior to such termination. Upon termination of the Agreement, CISCO will have no further obligations to support the Software or provide services.

     (b) Notwithstanding the foregoing, upon termination or expiration of the Agreement, no license, express or implied is granted to LICENSEE or Customer to any CISCO proprietary rights in the Software.

9.   Payment Terms. All Software Maintenance fees and other amounts due under
     -------------
     this Agreement are payable within 30 days of the date of CISCO's invoice. If not paid within 30 days of invoice date, CISCO reserves the right to assess interest on the unpaid balance at 1.5% per month.

10.  Installation. LICENSEE will be solely responsible to Customers for
     ------------
     installing the Software and providing all hubs, switches, routers, server, jacks and related wiring, and all telephone, cabling, telecommunications and network service communications, including Internet service access provisions, parts, and supplies, necessary for installing the Software.

11.  Software Maintenance.  Upon acceptance of and pursuant to an Order Form,
     --------------------
     CISCO shall provide the maintenance, technical support and other services as set forth in Exhibit B.

12.  Confidentiality. "Confidential Information" means the terms and conditions
     ---------------
     of this Agreement, the existence of the discussion between the parties, information relating to the Software, including without limitation, processes, techniques, formulas, ideas, know-how, works of authorship, copyrightable works, inventions (whether patentable or not), technical information, trade secrets, computer programs, computer code, designs, technology, compositions, data, drawings, schematics, customers, product development plans, and other business, technical and financial information, and other information that is provided to LICENSEE in confidence by CISCO or to CISCO in confidence by LICENSEE. At all times, both during this Agreement and after its termination, each party will protect the other party's Confidential Information from unauthorized dissemination and use with the same degree of care that each such party uses to protect its own like information, but with not less than reasonable care and diligence, and shall not disclose any Confidential Information without the prior written consent of the other party. Each party agrees to only use the other party's Confidential Information for the purposes of this Agreement. Neither party shall be obligated under this Section 12 with respect to information the receiving party can document : (i) is or has become publicly known through no fault of the receiving party or its employees or agents; or (ii) is required to be disclosed by a valid court order issued by a court or government agency, provided that the receiving party provides to the disclosing party: (a) prior written notice of such obligation; and (b) the opportunity to oppose such disclosure or obtain a protective order. Each party acknowledges that any disclosure or unauthorized use of the other party's Confidential Information will constitute a material breach of this Agreement and cause substantial and irreparable harm for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, either party shall have the right to obtain appropriate injunctive relief.

13.  Indemnity.  LICENSEE shall defend, indemnify, and hold harmless CISCO and
     ---------
     its officers, directors, employees, customers, agents, successors and assigns from and against any and all loss, damage, settlement or expense, as incurred, resulting from or arising of: (a) the combination, operation, or use of any Software licensed hereunder with, equipment, devices, or software not supplied by CISCO; (b) Internet Access or any other services offered or used by LICENSEE through use of the Software; (c) alteration or modification of any Software supplied hereunder; or (d) any use of or access to the Software by LICENSEE or LICENSEE's Customers.

14.  Warranty Disclaimer. THE SOFTWARE AND ANY OTHER PRODUCTS OR INFORMATION
     -------------------
     PROVIDED TO LICENSEE UNDER THIS AGREEMENT ARE BEING PROVIDED ON AN "AS IS" BASIS. CISCO DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, TITLE AND FITNESS FOR A PARTICULAR PURPOSE. CISCO DOES NOT WARRANT THAT THE SOFTWARE WILL MEET LICENSEE'S OR ITS CUSTOMERS' REQUIREMENTS OR EXPECTATIONS, THAT THE SOFTWARE WILL OPERATE IN THE COMBINATIONS WHICH LICENSEE MAY SELECT FOR USE, THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL SOFTWARE ERRORS WILL BE CORRECTED. FURTHER, CISCO DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING USE, OR THE RESULTS OF USE OF THE SOFTWARE IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS, OR OTHERWISE OR REGARDING THE CUSTOMER'S OR END USER'S SATISFACTION. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE SOFTWARE IS ASSUMED BY LICENSEE.

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CONFIDENTIAL


15.  Limitation of Liability. LICENSEE AGREES THAT CISCO SHALL HAVE NO LIABILITY
     -----------------------
     HEREUNDER FOR DAMAGES OF ANY KIND UNDER ANY THEORY WHATSPOEVER INCLUDING BUT NOT LIMITED TO DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LICENSEE OR CUSTOMER'S LOSS OF REVENUES AND LOSS OF PROFITS REGARDLESS OF WHETHER CISCO HAS BEEN ADVISED OF THE EXPECTATION OR EXISTENCE.

16.  Basis of Bargain.  EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY
     ----------------
     DISCLAIMERS AND LIMITATION OF LIABILITY IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

17.  General.
     -------

     17.1. Notices.  Any notice required or permitted pursuant to this Agreement
           -------
           may be made in writing, delivered in person, delivered by courier, or mailed first class, sent by facsimile, certified mail, or overnight courier. The parties will promptly notify each other in writing of any changes in address.

     17.2. Assignment.  LICENSEE may not assign its rights or delegate its
           ----------
           obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of CISCO. Any attempted assignment or delegation without CISCO's written consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns. Notwithstanding the foregoing, LICENSEE may assign its rights and obligations under this Agreement as part of a merger, corporate reorganization, or sale of assets, provided; i) LICENSEE first notifies CISCO in writing; and
           ii) that the intended assignee is not any one or more of the following Cisco competitors: 3COM, Nortel, Lucent, Nomadix, Atrius, Viator, Elastic Networks, Tut Systems, Nokia, Redback, Solutions Inc., Copper Mountain, Cabletron, Extreme, Foundry, Hewlett Packard, Ericsson, Alcatel, and Juniper.

     17.3. Publicity.  All publicity concerning CISCO or CISCO's products and/or
           ---------
           services will be subject to the prior written approval of CISCO.

     17.4. Records and Audits. LICENSEE shall use reasonable efforts  keep full,
           ------------------
           true, and accurate records and accounts, in accordance with generally-accepted accounting principles, of each copy of the software deployed identifying the locations where each and every copy of the Software has been installed or deployed by LICENSEE. LICENSEE shall make these records reasonably available for audit by CISCO upon reasonable prior written notice to LICENSEE, during regular business hours, at LICENSEE's principal place of business. Unless otherwise specified herein, the cost of the audit shall be at Cisco's expense. If an audit reveals that the number of copies of the Software deployed by LICENSEE pursuant to this Agreement is greater than 1,500, LICENSEE shall pay the cost of the audit as well as promptly remit to CISCO the appropriate license fees due for the number of copies of the Software deployed by LICENSEE in excess of 1,500.

     17.5. No Agency.  The Agreement does not create any agency, partnership,
           ---------
           joint venture, or franchise relationship. Each party hereto is an independent contractor. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any way.

     17.6. Force Majeure.  Except for the obligation to pay monies due and
           -------------
           owing, neither party shall be liable for any delay or failure in performance due to events outside the defaulting party's reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, actions of governmental entities, riots, war, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused party shall be extended on a day to day basis for the time period equal to the period of the excusable delay.

     17.7. Governing Law.  This Agreement will be governed and construed under
           -------------
           the laws of the State of California without giving effect to the principles of conflicts of law.

     17.8. Survival. Sections 3, 5, 6, 7, 8, 12, 13, 14, 15, 16, and 17 shall
           --------
           survive the termination of this Agreement.

     17.9. Miscellaneous.  It is expressly agreed that each of the parties is
           -------------
           acting as an independent contractor and under no circumstances will any of the employees of either party be deemed the employees or agents of the other party for any purpose. If any provisions of this Agreement are deemed to be invalid or unenforceable, the remaining provisions will nevertheless continue in full force and effect. No amendments, modifications or waivers will be binding or enforceable unless they are in writing and executed by authorized persons of each party. This Agreement, together with all attachments and exhibits, supersedes any and all prior agreements or understandings, both written and oral, between LICENSEE or CII and CSS, including without limitation any support obligations between LICENSEE or CII and CSS, and constitutes the entire agreement between the parties with respect to the subject matter of this Agreement.

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LICENSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS AGREEMENT AND THAT
IT IS NOT ENTERING INTO THIS AGREEMENT ON THE BASIS OF ANY REPRESENTATIONS NOT EXPRESSLY SET FORTH HEREIN.


LICENSOR:                                    LICENSEE:

Cisco Systems, Inc.                          CAIS, Inc.

___________________________                  ___________________________
Signature                                    Signature

___________________________                  ___________________________
Printed Name/Title                           Printed Name/Title

___________________________                  ___________________________
Date                                         Date

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                                   EXHIBIT A




Product
--------------------------------------------------------------------------------

IPORT(TM) Broadband Provisioning System (BPS)

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                                  EXHIBIT  B

                             Software Maintenance

CISCO offers two options for Software Maintenance: (a) Software Application Support ("SAS") and (b) Software Application Support Plus Upgrades ("SASU").

The basic Software Application Support (SAS) provides:

 .    Software maintenance updates (minor releases) for the covered product upon request
 .    Access to CISCO Connection Online (CCO) where available
 .    Priority 1 and 2 access to the Technical Assistance Center (TAC) 24 hours a day, seven days a week
 .    Priority 3 and 4 escalation times that correspond with local business hours

Software Application Support Plus Upgrades (SASU) provides:

 .    Major software upgrades (major releases) for the covered product
 .    Software maintenance updates (minor releases) for the covered product
 .    Upgrades and updates automatically shipped when the new release is made orderable
 .    Priority 1 and 2 access to the Technical Assistance Center (TAC) 24 hours a day, seven days a week
 .    Priority 3 and 4 escalation times that correspond with local business hours
 .    Access to CCO where available

CISCO requests that LICENSEE provide the priority of every case reported. To ensure that all problems are reported in a standard format, CISCO has established the following problem priority definitions:

 .    Priority 1---An existing network is down or there is a critical impact to the LICENSEE's business operations. CISCO and the LICENSEE will commit necessary resources around the clock to resolve the situation.

 .    Priority 2---Operation of an existing network is severely degraded, or significant aspects of the LICENSEE's business operation are being negatively impacted by unacceptable network performance. CISCO and the LICENSEE will commit full-time resources during normal business hours to resolve the situation.

 .    Priority 3---Operational performance of the network is impaired while most business operations remain functional. CISCO and the LICENSEE are willing to commit resources during normal business hours to restore service to satisfactory levels.

 .    Priority 4---LICENSEE requires information or assistance on CISCO product capabilities, installation, or configuration. There is clearly little or no impact to the LICENSEE's business operation. CISCO and the LICENSEE are willing to provide resources during normal business hours to provide information or assistance as requested.


Software Maintenance Renewal

The annual fee for Software Maintenance as defined will be as follows: a) for SAS - 20% of the then current CISCO's list price for the Software licenses; and
b) for SASU- 25% of the then current CISCO's list price for the Software licenses. The Software Maintenance term may be renewed by the LICENSEE on an annual basis.

Void Software Maintenance

LICENSEE shall notify CISCO prior to installation or integration of any not-previously approved computer hardware component (i.e., video card, network adapter, etc.) any not-previously approved software component or version upgrades. LICENSEE understands that CISCO does not guarantee compatibility of its Software with any hardware or software not certified for use as part of the System.

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                                   EXHIBIT C

                                  ORDER FORM


This Order Form is incorporated as part of the Software License Agreement (the "Agreement") which together with this Order Form, and other cited Exhibits, Schedules and Addendums, form the entirety of the Agreements, entered into as of the first date written below, by and between Cisco Systems, Inc. ("CISCO"), a California corporation, having a principal place of business at 170 West Tasman Drive, San Jose, CA 95134-1706 and CAIS, Inc. ("LICENSEE"), a Virginia corporation, having a principal place of business at 1255 22nd Street, N.W., Washington, DC 20037. The terms and conditions set forth in this Order Form will be construed and governed by the terms and conditions set forth in the Agreement.


NOW THEREFORE, Licensee hereby agrees to the pricing and product description(s) referenced herein and accepts invoicing effective upon shipment of the licensed products and/or services.







Services                          Term                       Fee
---------------------------------------------------------------------







Agreed and Accepted this _______ day of _______________, ______.


CISCO:                                  LICENSEE:

Cisco Systems, Inc.                     CAIS, Inc.

___________________________             ___________________________
Signature                               Signature

___________________________             ___________________________
Printed Name/Title                      Printed Name/Title

___________________________             ___________________________
Date                                    Date

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